As Filed with the Securities and Exchange Commission on June 13, 1997
                                               Registration No.  333-19859

                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                     POST-EFFECTIVE
                                    AMENDMENT NO. 1
                                          TO
                                       FORM S-4
                                REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933





                                 BB&T CORPORATION
             (Exact name of registrant as specified in its charter)


  North Carolina                    6060                       56-0939887
 (State or other        (Primary Standard Industrial       (I.R.S. Employer
 jurisdiction of         Classification Code Number)    Identification Number)
of incorporation
or organization)


                              200 West Second Street
                       Winston-Salem, North Carolina 27101
                                 (910) 733-2000
         (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)


                            Jerone C. Herring, Esq.
                      200 West Second Street, 3rd Floor
                     Winston-Salem, North Carolina 27101
                                 (910) 733-2180
         (Name, address, including Zip Code, and telephone number, including area code, of agent for service)


              The Commission is requested to send copies of
                             all communications to:


          Garza Baldwin, III                               Barry A. Wilton
	Womble Carlyle Sandridge & Rice, PLLC               Parker, Pollard & Brown,
P.C.
    3300 One First Union Center                  Suite 300, Dumbarton Oaks
Building
      301 South College Street                         5511 Staples Mill Road
   Charlotte, North Carolina 28202                    Richmond, Virginia 23228



     Pursuant to Registration Statement No. 333-19859 on Form S-4, BB&T Corporation, a North Carolina corporation (formerly Southern National Corporation) (the "Company"), registered 2,088,973 shares of its common stock, par value $5.00 per share (the "Common Stock"), issuable pursuant to an Agreement and Plan of Reorganization, dated as of August 22, 1996 and amended and restated as of December 17, 1996, and a related Plan of Merger between the Company and the Fidelity Financial Bankshares Corporation, a Virginia corporation ("FFBC"), that provided for the acquisition by the Company of FFBC by means of the merger of FFBC with and into BB&T Financial Corporation of Virginia, a Virginia corporation and wholly owned subsidiary of the Company (the "Merger"). The Company hereby removes from registration 448,329 shares of Common Stock that remain unissued after the Merger.




                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 13, 1997.

                               BB&T CORPORATION

                               By:      /s/ Jerone C. Herring
                               Name:    Jerone C. Herring
                               Title:   Executive Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the registration statement S-4 has been signed by the following persons in the capacities indicated on June 13, 1997.


  /s/  John A. Allison IV*                 /s/   Scott E. Reed*
Name:  John A. Allison IV                 Name:  Scott E. Reed
Title: Chairman of the Board and          Title: Senior Executive Vice
       Chief Executive Officer President         and Chief Financial Officer
       (principal executive officer)             (principal financial officer)

  /s/  Sherry A. Kellett*                  /s/   Paul B. Barringer*
Name:  Sherry A. Kellett                  Name:  Paul B. Barringer
Title: Executive Vice President           Title: Director
       and Controller (principal
       accounting officer)

  /s/  W. R. Cuthbertson, Jr.*             /s/   Ronald E. Deal*
Name:  W. R. Cuthbertson, Jr.             Name:  Ronald E. Deal
Title: Director                           Title: Director


  /s/  A. J. Dooley, Sr.*                  /s/   Joe L. Dudley, Sr.*
Name:  A. J. Dooley, Sr.                  Name:  Joe L. Dudley, Sr.
Title: Director                           Title: Director


  /s/  Tom D. Efird*                       /s/   O. William Fenn, Jr.*
Name:  Tom D. Efird                       Name:  O. William Fenn, Jr.
Title: Director                           Title: Director


  /s/  Paul S. Goldsmith*                  /s/   L. Vincent Hackley*
Name:  Paul S. Goldsmith                  Name:  L. Vincent Hackley
Title: Director                           Title: Director


  /s/  Ernest F. Hardee*                   /s/   Richard Janeway, M.D.*
Name:  Ernest F. Hardee                   Name:  Richard Janeway, M.D.
Title: Director                           Title: Director


  /s/  J. Ernest Lathem, M.D.*             /s/   James H. Maynard*
Name:  J. Ernest Lathem, M.D.             Name:  James H. Maynard
Title: Director                           Title: Director


  /s/  Joseph A. McAleer, Jr.*             /s/   Albert O. McCauley*
Name:  Joseph A. McAleer, Jr.             Name:  Albert O. McCauley
Title:  Director                          Title: Director


  /s/  Dickson McLean, Jr.*                /s/   Charles E. Nichols*
Name:  Dickson McLean, Jr.                Name:  Charles E. Nichols
Title: Director                           Title: Director


  /s/  L. Glenn Orr, Jr.*                  /s/   A. Winniett Peters*
Name:  L. Glenn Orr, Jr.                  Name:  A. Winniett Peters
Title: Director                           Title: Director


  /s/  Richard L. Player, Jr.*             /s/   C. Edward Pleasants, Jr.*
Name:  Richard L. Player, Jr.             Name:  C. Edward Pleasants, Jr.
Title: Director                           Title: Director


  /s/  Nido R. Qubein*                     /s/   A. Tab Williams, Jr.*
Name:  Nido R. Qubein                     Name:  A. Tab Williams, Jr.
Title: Director                           Title: Director



*By:  /s/ Jerone C. Herring
      Jerone C. Herring
      Attorney-in-Fact
C#S4-19859.WPD